Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Empyrean Holdings, Inc., a Nevada corporation (the "Company"), on Form 10-KSB for the year ending December 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Robert L. Lee, President of the Company and Chief Financial Officer, certify, pursuant to S 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. S 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert L. Lee

Robert L. Lee, President and

Chief Financial Officer

Date:  April 17, 2006